Exhibit 10.1

Execution Version

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

This FIRST Amendment TO amended and restated CREDIT AND GUARANTY AGREEMENT (this “Amendment”), dated August 7, 2020, is entered into by and among Black Knight InfoServ, LLC, a Delaware limited liability company (the “Borrower”), Black Knight Financial Services, LLC, a Delaware limited liability company (“Holdings”), the Lenders party hereto (collectively constituting the Required Lenders) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein shall have the meanings given to them in the Amended Credit Agreement (as defined below) unless otherwise specified.

Recitals

WHEREAS, the Borrower, Holdings, the Subsidiaries of the Borrower from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent are parties to that certain Amended and Restated Credit and Guaranty Agreement, dated as of April 30, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement” and as further amended by this Amendment, the “Amended Credit Agreement”).

WHEREAS, pursuant to Section 11.01 of the Credit Agreement, the Borrower has requested certain amendments be made to the Credit Agreement and the Lenders party hereto (collectively constituting the Required Lenders) have agreed to amend the Credit Agreement pursuant to the terms and conditions set forth herein and therein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.                   Amendments to Credit Agreement. Effective as of the First Amendment Effective Date (defined below), the Credit Agreement is amended as follows:

(a)                Section 1.01 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions:

““BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following”

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 11.24.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 11.24.

“Sapphire Acquisition” means the acquisition, directly or indirectly, by the Borrower of all of the issued and outstanding equity of each Sapphire Target pursuant to the terms of the Sapphire Acquisition Agreement.

“Sapphire Acquisition Agreement” means that certain Equity Purchase Agreement, dated as of July 26, 2020, entered into by and among Parent, GTCR Fund XI/C LP, a Delaware limited partnership, Sapphire Blocker, GTCR/OB Splitter LP, a Delaware limited partnership, Sapphire Company, and OB Holdings I, LLC, a Delaware limited liability company, in its capacity as the Seller Representative.

“Sapphire Blocker” means GTCR/OB Blocker Corp., a Delaware corporation.

“Sapphire Company” means OB Acquisition, LLC, a Delaware limited liability company.

“Sapphire Senior Unsecured Notes” means any debt securities issued by the Borrower in a public offering registered under the Securities Act, or in an offering exempt from (or not subject to) the registration requirements of the Securities Act, in an aggregate principal amount not to exceed the lesser of (i) $1,000,000,000 and (ii) the aggregate principal amount actually issued, (x) the proceeds of which are to be applied directly or indirectly to finance the Sapphire Acquisition, including the repayment of indebtedness as contemplated by the Sapphire Acquisition Agreement, payment of all or a portion of the purchase price and payment of the fees, costs and other expenses in respect of the foregoing and (y) the terms of which may include a special mandatory redemption (a “SMR Redemption”) of such debt securities in the event that the Sapphire Acquisition is not completed by a date determined in or pursuant to the terms and conditions of such debt securities at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest.

“Sapphire Notes SMR Escrow” means the deposit by the Borrower of the proceeds of the Sapphire Senior Unsecured Notes, together with an amount necessary to finance any customary prepayment of interest, into escrow pending consummation of the Sapphire Acquisition or the requirement to effect an SMR Redemption (as defined above) pursuant to the terms of the Sapphire Senior Unsecured Notes.

“Sapphire Target” means, collectively, Sapphire Company and Sapphire Blocker.”

“Supported QFC” has the meaning assigned to it in Section 11.24.

“U.S. Special Resolution Regime” has the meaning specified in Section 11.24.”

(b)                The definition of “Disqualified Equity Interests” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in each case, other than (i) for Qualified Equity Interests or (ii) as a result of a “change of control” or “asset sale”, (b) is redeemable at the option of the holder thereof, in whole or in part, other than (i) for Qualified Equity Interests or (ii) as a result of a “change of control” or “asset sale”, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date; provided, that (x) for purposes of clause (a) and (b) above, any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a “change of control” or “asset sale” occurring prior to the date that is 91 days after the Latest Maturity Date shall not constitute Disqualified Equity Interests if the terms of such Equity Interests provide that the issuer thereof will not redeem any such Equity Interest pursuant to such provisions prior to the Termination Date and (y) for purposes of clause (a) through (d) above, it is understood and agreed that if any such maturity, redemption conversion, exchange, repurchase obligation or scheduled payment is in part, only such part coming into effect prior to the date that is 91 days following the Latest Maturity Date (determined at the time such Equity Interest is issued) shall constitute Disqualified Equity Interests.

(c)                The definition of “Excluded Assets” in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (xiii) thereof, inserting the word “and” at the end of clause (xiv) thereof and inserting the following clause (xv):

“(xv)     cash on deposit in respect of the Sapphire Notes SMR Escrow.”

(d)                The definition of “Excluded Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (b) thereof to read as follows:

“(b)      any (i) non-wholly owned Subsidiary that is prohibited by any Organization Document or shareholder agreement (including a requirement to obtain third-party consent) existing on the Closing Date (or, in the case of any Subsidiary acquired or which becomes non-wholly owned after the Closing Date, any Organization Document or shareholder agreement in existence at such time) and (ii) any direct or indirect Subsidiary of any such non-wholly owned Subsidiary that is an Excluded Subsidiary as a result of the foregoing clause (i),”

(e)                Section 7.01 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (aa) thereof, inserting the word “and” at the end of clause (bb) thereof and inserting the following clause (cc):

“(cc)     the Sapphire Notes SMR Escrow and any Lien on amounts on deposit in the Sapphire Notes SMR Escrow for the benefit of the holders of the Sapphire Senior Unsecured Notes and/or any trustee or agent in respect thereof.”

(f)                 Section 7.02 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (w) thereof, inserting the following clauses (y) and (z) thereafter:

“(y)      the Sapphire Acquisition; and

(z)       Investments made in joint ventures as required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements in each case entered into in the ordinary course of business.”

(g)                Section 7.03(h) of the Credit Agreement is hereby amended by inserting the following parenthetical to clause (ii)(2) of the proviso thereto after the words “shall be subject to any mandatory redemption, repurchase, repayment or sinking fund obligation”: “(other than customary provisions as a result of a “change of control” or “asset sale”)”,

(h)                Section 7.03(z)(ii) of the Credit Agreement is hereby amended by inserting the following parenthetical after the words “shall be subject to any mandatory redemption, repurchase, repayment or sinking fund obligation”: “(other than customary provisions as a result of a “change of control” or “asset sale”)”, and

(i)                 Section 7.03 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (bb) thereof, inserting the word “and” at the end of clause (cc) thereof and inserting the following clause (dd):

“(dd)     the Sapphire Senior Unsecured Notes.”

(j)                 The Credit Agreement is hereby amended by adding a Section 11.24 as follows:

“Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

2.                   Conditions of Effectiveness. The effectiveness of this Amendment are subject to the satisfaction (or waiver) of the following conditions (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

(a)                this Amendment shall have been duly executed by the Borrower, the Required Lenders and the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method), and delivered to the Administrative Agent; and

(b)                all fees and expenses required to be paid by (or on behalf of) the Borrower to the Administrative Agent (including pursuant to Section 11.04 of the Credit Agreement) shall have been paid in full in cash.

3.                   Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders party hereto as of the First Amendment Effective Date that:

(a)                this Amendment has been duly executed and delivered by the Borrower and the Amended Credit Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity; and

(b)                the representations and warranties contained in Article 5 of the Amended Credit Agreement and the other Loan Documents are correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the First Amendment Effective Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

4.                   References. All references in the Credit Agreement to “this Agreement” “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement shall be deemed to refer to the Amended Credit Agreement; and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Amended Credit Agreement. The Borrower acknowledges and agrees that, on and after the First Amendment Effective Date, this Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement.

5.                   No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Loan Document, whether or not known to Administrative Agent and whether or not existing on the date of this Amendment. Except as specifically amended herein or contemplated hereby, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents. Nothing herein shall be deemed to entitle the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

6.                   Counterparts; Severability. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original and all of which counterparts, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) shall be equally as effective as delivery of an original executed counterpart of this Amendment; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, to the extent the Administrative Agent has agreed to accept any electronic signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such electronic signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such electronic signature and upon the request of the Administrative Agent or any Lender, any electronic signature shall be promptly followed by a manually executed counterpart. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.                   Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTIONS 11.16(B) AND 11.17 OF THE AMENDED CREDIT AGREEMENT SHALL APPLY TO THIS AMENDMENT TO THE SAME EXTENT AS IF FULLY SET FORTH HEREIN.

8.                   Indemnification. The Borrower hereby confirms that the indemnification provisions set forth in Section 11.05 of the Amended Credit Agreement shall apply to this Amendment and the transactions contemplated hereby.

9.                   Acknowledgement and Reaffirmation of Guarantors. Holdings and the Borrower acknowledge and agree on behalf of the Guarantors that this Amendment does not operate to reduce or discharge the Guarantors’ obligations under the Amended Credit Agreement and/or the Loan Documents. Holdings and the Borrower on behalf of each Guarantor hereby ratify and confirms such Guarantors’ obligations under the Loan Documents including, without limitation, the Guarantors’ guarantee of the Obligations and grant of the security interest in the Collateral (as defined in the Collateral Documents) to secure the Obligations.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BLACK KNIGHT INFOSERV, LLC, as the Borrower

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President, General Counsel and Corporate Secretary

BLACK KNIGHT FINANCIAL SERVICES, LLC,
as Holdings

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to First Amendment to Amended and Restated Credit and Guaranty Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Lender

By:	/s/ Inderjeet Aneja
Name: Inderjeet Aneja
Title: Executive Director

[Signature Page to First Amendment to Amended and Restated Credit and Guaranty Agreement]

Bank of America, N.A.,
As a Revolving Credit Lender and Term Lender

By:	/s/ Ravi Patel
Name: Ravi Patel
Title: Vice President

[Signature Page to First Amendment to Amended and Restated Credit and Guaranty Agreement]

PNC Bank National Association, as Lender

By:	/s/ James Cullen
Name: James Cullen
Title: Senior Vice President

[Signature Page to First Amendment to Amended and Restated Credit and Guaranty Agreement]

Truist Bank, as successor by merger to SunTrust Bank,
as Lender

By:	/s/ David Bennett
Name: David Bennett
Title: Director

[Signature Page to First Amendment to Amended and Restated Credit and Guaranty Agreement]

U.S. Bank National Association, as Lender

By:	/s/ James F. Cooper
Name: James F. Cooper
Title: Sr. Vice President

[Signature Page to First Amendment to Amended and Restated Credit and Guaranty Agreement]

Wells Fargo Bank, N.A.,
as a Revolving Credit Lender and Term Loan Lender

By:	/s/ Nathan Paouncic
Name: Nathan Paouncic
Title: Vice President

[Signature Page to First Amendment to Amended and Restated Credit and Guaranty Agreement]

Bank of Montreal,
as a Revolving Credit Lender and Term Loan Lender

By:	/s/ Sean Ball
Name: Sean Ball
Title: Managing Director

[Signature Page to First Amendment to Amended and Restated Credit and Guaranty Agreement]

Capital One, National Association,
as a Revolving Credit Lender and Term Loan Lender

By:	/s/ Nirmal Bivek
Name: Nirmal Bivek
Title: Duly Authorized Signatory

[Signature Page to First Amendment to Amended and Restated Credit and Guaranty Agreement]

Citizens Bank, N.A., as Lender

By:	/s/ Jason Hembree
Name: Jason Hembree
Title: Vice President

[Signature Page to First Amendment to Amended and Restated Credit and Guaranty Agreement]

Fifth Third Bank, National Association, as Lender

By:	/s/ Eric Oberfield
Name: Eric Oberfield
Title: Director

[Signature Page to First Amendment to Amended and Restated Credit and Guaranty Agreement]

Mizuho Bank, Ltd.,
as a Revolving Credit Lender and Term Loan Lender

By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Executive Director

[Signature Page to First Amendment to Amended and Restated Credit and Guaranty Agreement]

Regions Bank, as Lender

By:	/s/ Tyler Tirpak
Name: Tyler Tirpak
Title: Associate

[Signature Page to First Amendment to Amended and Restated Credit and Guaranty Agreement]

Truist Bank, formerly known as Branch Banking and Trust Company, as Lender

By:	/s/ David Bennett
Name: David Bennett
Title: Director

[Signature Page to First Amendment to Amended and Restated Credit and Guaranty Agreement]

Goldman Sachs Bank USA,
as a Revolving Credit Lender

By:	/s/ David K. Gaskell
Name: David K. Gaskell
Title: Authorized Signer

[Signature Page to First Amendment to Amended and Restated Credit and Guaranty Agreement]